SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )

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|X|      Preliminary Proxy Statement        |_|  Confidential, For Use of the
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|_|      Definitive Additional Materials         by Rule 14a-6(e)(2))
|_|      Soliciting Material Pursuant to
         Rule 14a-11(c) or Rule 14a-12

                               PARKERVISION, INC.
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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          pursuant to Exchange Act Rule 0-11:*

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--------

* Set forth the amount on which the filing fee is calculated and state how it was determined.

                                Preliminary Copy

                               PARKERVISION, INC.
                               8493 Baymeadows Way
                           Jacksonville, Florida 32256

                                   -----------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 13, 2000

                                       --


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ParkerVision, Inc. ("Company") will be held at the Omni Rosen Hotel, 9840 International Drive, Orlando, Florida on July 13, 2000 at 10:00 a.m. local time, for the following purposes:

     1. To elect ten directors to hold office until the Annual Meeting of Shareholders in 2001 and until their respective successors have been duly elected and qualified;

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock;

     3.   To approve the Company's 2000 Performance Equity Plan; and

     4. To transact such other business as may properly come before the meeting, and any adjournment(s) thereof.

     The transfer books will not be closed for the Annual Meeting. Only shareholders of record at the close of business on June 5, 2000 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof.

     You are urged to read the attached proxy statement, which contains information relevant to the actions to be taken at the meeting. In order to assure the presence of a quorum, whether or not you expect to attend the meeting in person, please sign and date the accompanying proxy card and mail it promptly in the enclosed addressed, postage prepaid envelope. You may revoke your proxy if you so desire at any time before it is voted.

                                         By Order of the Board of Directors


                                         Stacie Wilf
                                         Secretary

Jacksonville, Florida
June 7, 2000

                               PARKERVISION, INC.

                           --------------------------

                                 PROXY STATEMENT

                           --------------------------

                               GENERAL INFORMATION


     This Proxy Statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors of ParkerVision, Inc. ("Company") to be used at the Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. local time, on Thursday, July 13, 2000 and any adjournment or adjournments thereof ("Annual Meeting"). The Annual Meeting will be held at Omni Rosen Hotel, 9840 International Drive, Orlando, Florida. The matters to be considered at the meeting are set forth in the attached Notice of Meeting.

     The Company's executive offices are located at 8493 Baymeadows Way, Jacksonville, Florida 32256. This Proxy Statement and the enclosed form of proxy are first being sent to shareholders on or about June 7, 2000.

Record Date; Voting Securities

     The Board of Directors has fixed the close of business on June 5, 2000 as the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any and all adjournments thereof. As of June 5, 2000, the Company had issued and outstanding [13,013,480] shares of Common Stock, par value $.01 per share ("Common Stock"), the Company's only class of voting securities outstanding. Each shareholder of the Company will be entitled to one vote for each share of Common Stock registered in his or her name on the record date.

Solicitation, Voting and Revocation of Proxies

     Proxies in the form enclosed are solicited by and on behalf of the Board of Directors. The persons named in the proxy have been designated as proxies by the Board of Directors. Any proxy given pursuant to such solicitation and received in time for the meeting will be voted as specified in such proxy. If no instructions are given, proxies will be voted "FOR" the election of the nominees as the directors of the Company listed below under the caption Proposal I, "FOR" the proposal to amend to Company's Articles of Incorporation to increase the number of authorized shares of capital stock as described below under Proposal II, "FOR" the approval of the 2000 Performance Equity Plan ("2000 Plan") as described below under the caption Proposal III, and, in the discretion of the proxies named in the proxy with respect to any other matters properly brought before the meeting and any adjournments of the meeting. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof, by submitting a subsequent proxy or by attending the Annual Meeting and voting in person. Attendance by a shareholder at the Annual Meeting does not alone serve to revoke his or her proxy.

     The presence, in person or by proxy, of a majority of the votes entitled to be cast at the meeting will constitute a quorum at the meeting. A proxy submitted by a shareholder may indicate that all or a portion of the shares represented by such proxy are not being voted ("shareholder withholding") with respect to a particular matter. Similarly, a broker may not be permitted to vote stock ("broker non-vote") held in street name on a particular matter in the absence of instructions from the beneficial owner of such stock. The shares subject to a proxy which are not being voted on a particular matter (because of either shareholder withholding or broker non-vote) will not be considered shares present and entitled to vote on such matter. These shares, however, may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum, unless the proxy indicates that such shares are not being voted on any matter at the meeting, in which case such shares will not be counted for purposes of determining the presence of a quorum.

     The Directors will be elected by a plurality of the votes cast at the meeting. "Plurality" means that the nominees who receive the highest number of votes will be elected as the directors of the Company. Consequently, any shares not voted "FOR" a particular nominee (because of either shareholder withholding or broker non-vote), will not be counted in such nominee's favor.

     The approval of the amendment to the Articles of Incorporation requires the affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote. Because this proposal requires the affirmative vote of a majority of the outstanding shares of Common Stock, abstentions on this matter (which are considered present and entitled to vote on the matters) and shares of Common Stock considered present, but not entitled to vote on this matter (because of a broker non-vote), will have the same effect as a vote against the proposal.

     The 2000 Plan must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting with respect to the 2000 Plan are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote on the 2000 Plan (because of either shareholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

     All other matters that may be brought before the shareholders must be approved by the affirmative vote of a majority of the votes cast at the meeting. Abstentions from voting are counted as "votes cast" with respect to such proposal and, therefore, have the same effect as a vote against the proposal. Shares deemed present at the meeting but not entitled to vote (because of either shareholder withholding or broker non-vote) are not deemed "votes cast" with respect to such proposal and therefore will have no effect on such vote.

Annual Report

     The Company's Annual Report on Form 10-K to Shareholders for the fiscal year ended December 31, 1999, as amended, which contains audited financial statements, is being mailed with this Proxy Statement on or about June 7, 2000, to all persons who were shareholders of record as of the close of business on June 5, 2000.

     The Company will provide to each person solicited by the Company, without charge, a copy of the Annual Report on Form 10-K, as amended (excluding exhibits), for the fiscal year ended December 31, 1999 upon written request sent to The Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256. Exhibits to the Annual Report may be obtained on payment of a fee of $.25 per page, plus $5.00 postage and handling charge, if request in writing as provided immediately above.

Security Ownership of Certain Beneficial Owners

     The following table sets forth certain information as of June 5, 2000 with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company, (iii) each executive officer whose compensation exceeded $100,000 in 1999, and (iv) all directors and executive officers of the Company as a group (based upon information furnished by such persons).

                                                     Amount and Nature                   Percent
Name of Beneficial Owner                           of Beneficial Ownership              of Class1
------------------------                           -----------------------              ---------
Jeffrey L. Parker(2)                                   2,887,216(3)(4)                     21.7%
J-Parker Family Limited Partnership(5)                 2,529,402(4)                        19.4%
Todd Parker(2)                                         1,034,983(6)(7)                      7.9%
T-Parker Family Limited Partnership(5)                   915,255(7)                         7.0%
Stacie Wilf(2)                                         1,046,811(8)(9)                      8.0%
S-Parker Wilf Family Limited Partnership(5)              961,811(9)                         7.4%
Richard L. Sisisky                                        87,000(10)                        0.6%
David F. Sorrells                                         25,200(11)                        0.2%

                                                     Amount and Nature                   Percent
Name of Beneficial Owner                           of Beneficial Ownership              of Class1
------------------------                           -----------------------              ---------
William A. Hightower                                      12,500(12)                        0.1%
Amy L. Newmark                                                 0(13)                         --
William L. Sammons                                       102,000(14)                        0.8%
Robert G. Sterne                                             800(15)                         *
Arthur G. Yeager                                          45,200(16)                        0.4%
All directors and executive officers as a group
     (11 persons)                                      5,824,210(17)                       42.6%

----------------------------------------
* less than .1%

(1) Percentage includes all outstanding shares of Common Stock plus, for each person or group, any shares of Common Stock that the person or the group has the right to acquire within 60 days pursuant to options, warrants, conversion privileges or other rights.

(2)  The person's address is 8493 Baymeadows Way, Jacksonville, Florida 32256.

(3) Includes 275,000 shares of Common Stock issuable upon immediately exercisable options and 6,000 shares owned of record by Mr. Parker's three children over which he disclaims ownership, and excludes 20,000 shares issuable upon options that may vest in the future.

(4) J-Parker Family Limited Partnership is the record owner of 2,529,402 shares of Common Stock. Mr. Jeffrey L. Parker has sole voting and dispositive power over the shares of Common Stock owned by the J-Parker Family Limited Partnership, as a result of which Mr. Jeffrey Parker is deemed to be the beneficial owner of such shares.

(5)  The entity's address is 409 S. 17th Street, Omaha, Nebraska 68102.

(6) Includes 82,500 shares of Common Stock issuable upon immediately exercisable options.

(7) T-Parker Family Limited Partnership is the record owner of 915,255 shares of Common Stock. Mr. Todd Parker has sole voting and dispositive power over the shares of Common Stock owned by the T- Parker Family Limited Partnership, as a result of which Mr. Todd Parker is deemed to be the beneficial owner of such shares.

(8) Includes 45,000 shares of Common Stock issuable upon immediately exercisable options and 5,000 shares owned of record by Ms. Wilf's two children over which she disclaims ownership.

(9) S-Parker Wilf Family Limited Partnership is the owner of 961,811 shares of Common Stock. Ms. Wilf has sole voting and dispositive power over the shares of Common Stock owned by the S-Parker Wilf Family Limited Partnership, as a result of which Ms. Wilf is deemed to be the beneficial owner of such shares.

(10) Includes 75,000 shares of Common Stock issuable upon immediately exercisable options and excludes 425,000 shares issuable upon options that may vest in the future.

(11) Includes 25,200 shares of Common Stock issuable upon immediately exercisable options and excludes 528,400 shares issuable upon options that may vest in the future.

(12) Includes 12,500 shares of Common Stock issuable upon immediately exercisable options.

(13) Excludes 100,000 shares of Common Stock issuable upon options that may vest in the future.

(14) Includes 90,000 shares of Common Stock issuable upon immediately exercisable options.

(15) Excludes 100,000 shares of Common Stock issuable upon options that may vest in the future.

(16) Includes 45,000 shares of Common Stock issuable upon immediately exercisable options.

(17) Includes 650,200 shares of Common Stock issuable upon immediately exercisable options held by directors (see notes 3, 6, 8, 10, 11, 12, 14 and 16 above) and 7,000 shares of Common Stock issuable upon immediately exercisable options held by an executive officer not included in the table and excludes 1,173,400 shares of Common Stock issuable upon options that may vest in the future held by directors (see notes 3, 10, 11, 13 and 15 above) and 45,500 shares of Common Stock issuable upon options that may vest in the future held by an executive officer not included in the table above.

                        PROPOSAL I: ELECTION OF DIRECTORS

     The persons listed below have been designated by the Board of Directors as candidates for election as directors to serve until the next annual meeting of shareholders or until their respective successors have been elected and qualified. Unless otherwise specified in the form of proxy, the proxies solicited by management will be voted "FOR" the election of these candidates. In case any of these nominees become unavailable for election to the Board of Directors, an event which is not anticipated, the persons named as proxies, or their substitutes, shall have full discretion and authority to vote or refrain from voting for any other nominee in accordance with their judgment.

Name                             Age       Director Since      Position
----                            ----       --------------      -----------
Jeffrey L. Parker                43             1989           Chairman of the Board and Chief Executive Officer
Richard L. Sisisky               45             1998           President, Chief Operating Officer and Director
David F. Sorrells                41             1997           Chief Technical Officer and Director
Stacie Wilf                      41             1989           Secretary, Treasurer and Director
William A. Hightower             56             1999           Director
Amy L. Newmark                   43             2000           Director
Todd Parker                      35             1989           Director
William L. Sammons               79             1993           Director
Robert G. Sterne                 49             2000           Director
Arthur G. Yeager                 66             1995           Director


     Jeffrey L. Parker has been Chairman of the Board and Chief Executive Officer of the Company since its inception in August 1989 and President of the Company from April 1993 to June 1998. From March 1983 to August 1989, Mr. Parker served as Executive Vice President and Sales Manager for Parker Electronics, Inc. ("Parker Electronics"), a joint venture partner with Carrier Corporation performing research development and marketing for the heating, ventilation and air conditioning industry.

     Richard L. Sisisky has been the President, Chief Operating Officer and a director of the Company since June 1998. From 1988 to June 1998, Mr. Sisisky served as Managing Director of The Shircliff Group, Inc., a firm specializing in mergers, acquisitions and business valuations.

     David F. Sorrells has been the Chief Technical Officer of the Company since September 1996 and has been a director of the Company since January 1997. From June 1990 to September 1996, Mr. Sorrells served as Engineering Manager for the Company.

     Stacie Wilf has been the Secretary and Treasurer and a director of the Company since its inception. From January 1981 to August 1989, Ms. Wilf served as the Controller and Chief Financial Officer of Parker Electronics.

     William A. Hightower has been a director of the Company since March 1999. Mr. Hightower is the President and Chief Operating Officer and a director of Silicon Valley Group, Inc., a position he has held since August 1997. Silicon Valley Group, Inc. is a publicly held company which designs and builds semiconductor capital equipment tools for chip manufacturers. From January 1996 to August 1997, Mr. Hightower served as Chairman and Chief Executive Officer of CADNET Corporation, a developer of network software solutions for the architectural industry. From August 1989 to January 1996, Mr. Hightower was the President and Chief Executive Officer of Telematics International, Inc.

     Amy L. Newmark has been a director of the Company since March 2000. Ms. Newmark was Executive Vice President - Strategic Planning of Winstar Communications, Inc., a telecommunications and information services company, from 1995 until 1997. From 1993 to 1996, Ms. Newmark was the general partner of Information Age Partners, LP, a hedge fund, and from 1990 to 1993 Ms. Newmark was President of Newmark Research, Inc., an investment research and consulting firm. Ms. Newmark is a Chartered Financial Analyst and graduated from Harvard College. Ms. Newmark is a director of QueryObject Systems, Corp., a business intelligence software company, Cereus Technology Partners, Inc., an e-commerce and B2B solutions provider, and U.S. Wireless Data, Inc., a wireless electronic transaction technology company.

     Todd Parker has been a director of the Company since its inception and was a Vice President of the Company from inception to June 1997. Mr. Parker acted as a consultant to the Company from June 1997 through November 1997. From January 1985 to August 1989, Mr. Parker served as General Manager of Manufacturing for Parker Electronics.

     William L. Sammons has been a director of the Company since October 1993. From 1981 to 1985, Mr. Sammons was President of the North American Operations of Carrier Corporation until he retired.

     Robert G. Sterne has been a director of the Company since February 2000. Since 1978, Mr. Sterne has been a partner of the law firm Sterne, Kessler Goldstein & Fox PLLC, specializing in patent and other intellectual property law. Mr. Sterne's office is located in Washington, D.C. Mr. Sterne provides legal services to the Company as one of its patent and intellectual property attorneys.

     Arthur G. Yeager has been a director of the Company since December 1995. Mr. Yeager has been a sole practitioner of law specializing in patent, trademark and copyright laws since 1960. He has an office located in Jacksonville, Florida. Mr. Yeager provides legal services to the Company as one of its patent and intellectual property attorneys.

     Messrs. Jeffrey and Todd Parker and Ms. Stacie Wilf are brothers and sister.

Board Meetings and Committees

     During the fiscal year ended December 31, 1999, the Board of Directors met four times and acted by unanimous consent two times and all directors attended each of the meetings except Mr. Hightower and Mr. Bolgiani, a former director, missed one meeting each. The Board of Directors has two committees, the Audit Committee and the Compensation Committee. In 1999, the members of these two committees were Arthur G. Yeager and William L. Sammons. All the meetings of each committee were attended by all members of the committee. In March 2000, Ms. Amy Newmark was appointed to the Audit Committee.

     Members of the Board of Directors generally are elected annually by the shareholders of the Company and may be removed as provided in the Business Corporation Act of the State of Florida and the Company's Articles of Incorporation.

Compensation of Outside Directors

     Directors who are employees of the Company receive no cash compensation for serving on the board of directors other than reimbursement of reasonable expenses incurred in attending meetings. Non-employee directors receive a fee of $1,000 for each board meeting attended, as well as reimbursement of reasonable expenses incurred in attending meetings and they are granted options to purchase shares of Common Stock as determined by the Board of Directors.

Executive Compensation

     The following tables summarize the cash compensation paid by the Company to each of the executive officers (including the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 1999, for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended December 31, 1999, 1998 and 1997, options granted to such executive officers during the fiscal year ended December 31, 1999, and the value of all options granted to such executive officers at the end of the fiscal year ended December 31, 1999.

                                               SUMMARY COMPENSATION TABLE

 Name and Principal                   Fiscal Year                                         Long Term Compensation
 Position                             Ended 12/31         Annual Compensation                 Options/SARs (#)
 ------------------                   -----------         -------------------             ------------------------
 Jeffrey L. Parker                        1999                  $275,000                              --
 Chairman of the Board and                1998                  $210,500                            12,500
 Chief Executive Officer                  1997                  $161,500                           112,500
 Richard L. Sisisky                       1999                  $250,000                              --
 President, Chief Operating               1998                  $134,500                           500,000
 Officer and Director(1)                  --                      --                                  --


(1) Mr. Sisisky commenced employment with the Company as the President and Chief Operating Officer in June 1998.

     The Company cannot determine, without unreasonable effort or expense, the specific amount of certain personal benefits afforded to its employees, or the extent to which benefits are personal rather than business. The Company has concluded that the aggregate amounts of such personal benefits which cannot be specifically or precisely ascertained do not in any event exceed, as to each individual named in the preceding table, the lesser of $50,000 or 10% of the compensation reported in the preceding table for such individual, or, in the case of a group, the lesser of 50,000 for each individual in the group, or 10% of the compensation reported in the preceding table for the group, and that such information set forth in the preceding table is not rendered materially misleading by virtue of the omission of the value of such personal benefits.

                                          OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                   Number of Securities            % of Total            Exercise
                                        Underlying            Options/SARs Granted        or Base
                                       Options/SARs             to Employees in            Price          Expiration
         Name                            Granted                  Fiscal Year            ($/share)           Date
        -----                      --------------------       --------------------       -----------      -----------
Jeffrey L. Parker                          None                       --                     N/A            N/A

Richard L. Sisisky                         None                       --                     N/A            N/A


                                       AGGREGATE FISCAL YEAR-END OPTION/SAR VALUES

                                 Number of Unexercised Options/SARs at              Value of Unexercised In-the-Money
                                          Fiscal Year End (#)                        Options/SARs at Fiscal Year End
                                 -------------------------------------              -----------------------------------
Name                             Exercisable              Unexercisable             Exercisable          Unexercisable
----                             -----------              -------------             -----------          -------------
Jeffrey L. Parker                  275,000                    20,000                $5,325,313             $ 377,500

Richard L. Sisisky                 75,000                    425,000                 $703,125             $3,984,375


Employment Agreements

     In June 1998, the Company entered into an employment agreement with Richard
L. Sisisky, the President and Chief Operating Officer of the Company which expires June 15, 2003. Mr. Sisisky receives an annual base salary of $250,000, and he will be paid a bonus equal to five percent of the increase, if any, from the Company's pre-tax operating income (as defined in the agreement) for the fiscal year immediately preceding the bonus year to the pre-tax operating income for the bonus year.

     Mr. Sisisky was awarded two stock options in connection with his employment with the Company. The first option is for up to 250,000 shares of the Common Stock, exercisable at a price per share of $21.375, vesting on December 31, in each year commencing 1998 through 2002, in the amount of 25,000, 50,000, 60,000, 75,000 and 45,000 shares, respectively. Once vested, these options remain exercisable until June 15, 2008, except as provided in the option agreement. The second option is for up to 250,000 shares of Common Stock, exercisable at $21.375 per share. These options vest on December 15, 2003 and once vested are exercisable until June 15, 2008, except as provided in the option agreement. The vesting of the second allotment of options may be accelerated based on the Company generating certain levels of gross profit or the Common Stock attaining certain price levels.

Stock Option Plans

     In September 1993, the Board of Directors approved the Company's 1993 Stock Plan (the "1993 Plan") pursuant to which an aggregate of 500,000 shares of Common Stock were initially reserved for issuance in connection with the benefits available for grant. The 1993 Plan was amended on September 19, 1996 and August 22, 1997 by the Board of Directors to raise the number of shares of Common Stock subject to the 1993 Plan to 1,500,000 and 2,000,000, respectively. On November 16, 1998, the 1993 Plan was again amended by the Board of Directors to raise the number of shares of Common Stock subject to the 1993 Plan to 3,500,000. The Company's shareholders approved this amendment on June 10, 1999. The benefits may be granted in any one or in combination of the following: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock awards, (v) stock bonuses, (vi) other forms of stock benefit, or (vii) cash. Incentive stock options may only be granted to employees of the Company. Other benefits may be granted to consultants, directors (whether or not any such director is an employee), employees and officers of the Company.[To date, awards to purchase an aggregate of 3,091,325 shares of Common Stock have been granted and are outstanding or have been exercised under the 1993 Plan. As of the date of this proxy statement the Company has available for grant for awards under the 1993 Plan_______ shares of Common Stock.]

     In May 2000, the Board of Directors approved the Company's 2000 Performance Equity plan (the "2000 Plan") pursuant to which an aggregate of 5,000,000 shares of Common Stock were initially reserved for issuance in connection with the benefits available for grant. The benefits may be granted in any one or in combination of the following: (i) incentive stock options, (ii) non-qualified stock options, (iii) stock appreciation rights, (iv) restricted stock awards,
(v) stock bonuses, (vi) other forms of stock benefit, or (vii) cash. Incentive stock options may only be granted to employees of the Company. Other benefits may be granted to consultants, directors (whether or not any such director is an employee), employees and officers of the Company.

Certain Relationships and Related Transactions

     The Company leases its executive offices pursuant to a lease agreement dated March 1, 1992 with Jeffrey L. Parker and Barbara Parker. Barbara Parker is Mr. Parker's mother. The term of the lease expires in 2002 and is renewable for two additional five-year terms. For the fiscal years ended December 31, 1999 and 1998, the Company incurred $310,404 in each year, in rental expense under the lease. The Company believes that the terms of the lease are no less favorable than could have been obtained from an unaffiliated third party.

     Mr. Robert G. Sterne serves as a patent and intellectual property counsel for the Company. In this capacity, the Company paid the law firm Sterne, Kessler, Goldstein & Fox, PLLC of which Mr. Sterne is a partner, fees totaling approximately $2,450,000 for the year ended December 31, 1999. In addition, on November 16, 1999, the Company granted options to purchase an aggregate of 75,000 shares of Common Stock to 10 persons who are members and associates of the law firm. The options are exercisable at $18.75 per share until November 24, 2004. The Company has recorded an expense of approximately $1,014,000 for these options.

     Mr. Arthur G. Yeager serves as a patent counsel for the Company.


Report of the Compensation Committee of the Board of Directors on Executive Compensation

     The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and other executive officers, subject to ratification by the Board of Directors.

     General Compensation Policy. The Company operates in an extremely competitive and rapidly changing high technology industry. The Compensation Committee believes that the compensation program for executive officers of the Company should be designed to attract, motivate and retain talented executives responsible for the success of the Company. The Compensation Committee believes the compensation program should be determined within a competitive framework and should be based on achievement of overall financial results and individual contribution.

     Compensation Components. The three major components that make up the compensation of the Company's executive officers are (i) base salary, (ii) annual cash incentive awards in the form of a cash bonus and (iii) long-term equity-based incentive awards in the form of stock option grants. The Compensation Committee's determination of the compensation components for executive officers is highly subjective and not subject to specific criteria. The Compensation Committee has, however, compared its executives' compensation levels to independent compensation surveys and compensation packages for executives in similarly sized technology companies and has founds its compensation packages to be comparable.

     The base salary for each executive officer is determined at levels considered appropriate for comparable positions at other companies. Annual cash bonuses are subjective and are based on the Company's achievement of financial performance targets as well as individual contribution. Long-term equity-based incentive awards, in the form of stock option grants, are determined subjectively based on the executive's position within the Company, individual performance, potential for future responsibility and promotion and the number of unvested options held at the time of the new grant. The relative weight given to each of these factors varies among individuals at the Compensation Committee's discretion.

     Executive Compensation. Mr. Jeffrey L. Parker, a founder of the Company, had his compensation reviewed in 1998 which was maintained for 1999. The Compensation Committee expects to award additional stock options to Mr. Parker in 2000.

     Mr. Sisisky is compensated under an employment agreement and his compensation was not reviewed in 1999.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings made by the Company under those statutes, the preceding Compensation Committee Report on Executive Compensation and the Company Stock Performance Graph (set forth below) will not be incorporated by reference into any of those prior filings, nor will such report or graph be incorporated by reference into any future filings made by the Company under those statutes.

THE COMPENSATION COMMITTEE
William L. Sammons
Arthur G. Yeager

Performance Graph

The following graph shows a five-year comparison of cumulative total shareholder returns for the Company, the Nasdaq U.S. Stock Market Index ("Nasdaq") and the Hambrecht & Quist Communications Index ("H&Q") for the five years ending December 31, 1999. The total shareholder returns assumes the investment of $100 in the Common Stock of the Company, the Nasdaq Index and the H&Q Index at the beginning of the period, with immediate reinvestment of all dividends.

                                                                                  Cumulative Total Return
                                                  -----------------------------------------------------------------------
                                                    12/94        12/95        12/96        12/97       12/98       12/99
PARKERVISION, INC.                                  100.00       210.00      360.00       483.33      626.67      820.00
NASDAQ STOCK MARKET (U.S.)                          100.00       141.33      173.89       213.07      300.25      542.43
NASDAQ ELECTRONIC COMPONENTS                        100.00       165.62      286.42       300.25      464.11      910.46
NASDAQ TELECOMMUNICATIONS                           100.00       130.91      133.86       195.75      322.30      561.27
HAMBRECHT & QUIST COMMUNICATIONS                    100.00       159.36      182.84       173.10      255.56      799.78



Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("ten percent shareholders") to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers, Inc. Officers, directors and ten percent shareholders are charged by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended December 31, 1999, all filing requirements applicable to its executive officers, directors and ten percent shareholders were fulfilled.

                      PROPOSAL II: TO APPROVE THE AMENDMENT
             TO THE ARTICLES OF INCORPORATION TO CHANGE THE CAPITAL

     The Company is currently authorized by its Articles of Incorporation to issue 20,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the record date, [13,013,480] shares of Common Stock were outstanding and an aggregate of 114,019 shares of Preferred Stock were designated as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and were outstanding. In addition, the Company was obligated to reserve approximately 5,455,919 shares of Common Stock for issuance under the 1993 Stock Option Plan and upon exercise of other outstanding options and warrants and upon conversion of the outstanding Preferred Stock. In addition the Company will have to reserve additional shares of Common Stock for the 2000 Performance Equity Plan and the balance of potential awards under the 1993 Stock Option Plan. Based on the number of shares of Common Stock outstanding as of the record date, the need to reserve shares of Common Stock as set forth above and the current Articles of Incorporation limit of 20,000,000 shares of Common Stock, the Board of Directors does not believe there is an adequate number of authorized shares of Common Stock under the Articles of Incorporation for management to be able to meet current obligations of the Company and to plan for the future growth and development of the Company. In addition, the Board of Directors does not believe there is an adequate number of authorized shares of Preferred Stock under the Articles of Incorporation for management to be able to effectively grow the Company and capitalize its operations. Accordingly, the Board of Directors proposes to amend the Articles of Incorporation to increase the authorized number of shares of Common Stock by an additional 80,000,000 shares of Common Stock to 100,000,000 shares of Common Stock and to increase the authorized number of shares of Preferred Stock by an additional 14,000,000 shares of Preferred Stock to 15,000,000 shares of Preferred Stock.

     The Board of Directors believes approval of the amendment to the Articles of Incorporation to increase the capital is in the best interest of the Company and its stockholders. The authorization of additional shares of Common Stock will enable the Company to meet its obligations under the various employee benefit plans, employment arrangements and outstanding options and warrants and issue options, awards and warrants in the future. In addition, the proposed amendment will give the Board of Directors flexibility to authorize the issuance of shares of Common Stock and Preferred Stock in the future for financing the Company's business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits.

     Approval of the proposal will permit the Board of Directors to issue additional shares of Common Stock and Preferred Stock without further approval of the stockholders of the Company; and the Board of Directors does not intend to seek stockholder approval prior to any issuance of the authorized capital stock unless stockholder approval is required by applicable law or stock market or exchange requirements. Although the Company from time to time reviews various transactions that could result in the issuance of Common Stock or Preferred Stock, the Company is not a party to any agreement to issue additional shares of its capital stock, except as may be required in connection with the exercise of existing outstanding options and warrants or upon conversion of outstanding Preferred Stock, or in connection with options and other stock based awards which may be issued under the Company's 1993 Stock Option Plan, 2000 Performance Equity Plan or under any other plan or arrangement the Board of Directors may hereafter approve.

     Other than limited provisions in the Company's by-laws, the Company does not have in place provisions which may have an anti-takeover effect. At this Annual Meeting, the shareholders are being asked to consider and approve proposals (i) to increase the number of authorized shares of Common Stock and Preferred Stock, and (ii) to establish a new stock based award plan for employees, officers, directors and others. Neither of these proposals resulted from the Company's knowledge of any specific effort to accumulate the Company's securities or to obtain control of the Company by means of a merger, tender offer, proxy solicitation in opposition to management or otherwise. The Company is not submitting any of these proposals to enable it to frustrate any efforts by another party to acquire a controlling interest or to seek Board representation.

     The issuance of additional shares of Common Stock and Preferred Stock may have a dilutive effect on earnings per share and on the equity and voting power of existing security holders of the Company's capital stock. It may also adversely affect the market price of the Common Stock. However, if additional shares are issued in transactions whereby favorable business opportunities are provided and allow the Company to pursue its business plans, the market price may increase.

     The holders of Common Stock of the Company are entitled to one vote for each share held of record on all matters to be voted on by the stockholders of the Company. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares of Common Stock of the Company voted in an election of directors can elect the directors of the Company. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of funds legally available therefor. The Company never has paid dividends on its shares of Common Stock. In the event of liquidation, dissolution or winding up of the Company, the holders of the shares of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. Holders of shares of Common Stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock.

The holders of the Preferred Stock of the Company are not entitled to vote on any matter before the stockholders of the Company.

     The affirmative vote of a majority of the outstanding Common Shares is required to approve the amendment to the Articles of Incorporation.

     If the proposal to amend the Articles of Incorporation is approved, the fourth article of the Articles of Incorporation will be amended promptly after the meeting to increase the number of shares of Common Stock the Company is authorized to issue to 100,000,000 and increase the number of shares of Preferred Stock the Company is authorized to issue to 15,000,000.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE CAPITAL

                          PROPOSAL III: APPROVAL OF THE
                          2000 PERFORMANCE EQUITY PLAN

     On March 31, 2000, the Board of Directors adopted the 2000 Plan subject to shareholder approval at the Annual Meeting. The Board of Directors believes that in order to continue to attract and retain employees and consultants of the highest caliber, provide increased incentive for directors and officers and key employees and to continue to promote the well-being of the Company, it is in the best interest of the Company and its shareholders to provide directors, officers, key employees and consultants of the Company an opportunity to acquire a proprietary interest in the Company. This new plan and the number of shares of common stock authorized under the plan is seen as necessary to enable management to attract new employees as it expands its business in the wireless division. It is anticipated that over the next few years, the Company will hire a significant number of persons, many of whom will be attracted to the Company by opportunities of having options as part of their compensation packages.

Summary of the 2000 Plan

     Administration

     The 2000 Plan is administered by the Board or, at its discretion, by the Company's Stock Option Committee or such other committee as may be designated by the Board (the "Committee"). All references herein to "Committee" shall mean the Committee or the Board. The Committee has full authority, subject to the provisions of the 2000 Plan, to award (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Deferred Stock, (v) Stock Reload Options and/or (vi) Other Stock-Based Awards (collectively, "Awards"). Subject to the provisions of the 2000 Plan, the Committee determines, among other things, the persons to whom from time to time Awards may be granted ("Holders"), the specific type of Awards to be granted (e.g., Stock Options, Restricted Stock), the number of shares subject to each Award, share prices, any restrictions or limitations on such Awards (e.g., the "Deferral Period" in the grant of Deferred Stock and the "Restriction Period" when Restricted Stock is subject to forfeiture), and any vesting, exchange, deferral, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to such Awards.

     Stock Subject to the 2000 Plan

     The 2000 Plan authorizes the granting of Awards whose exercise would allow up to an aggregate of 5,000,000 shares of Common Stock to be acquired by the Holders of such Awards. In order to prevent the dilution or enlargement of the rights of Holders under the 2000 Plan, the number of shares of Common Stock authorized by the 2000 Plan is subject to adjustment by the Board in the event of any increase or decrease in the number of shares of outstanding Common Stock resulting from a Common Stock dividend payable on shares of Common Stock, stock split of Common Stock, reverse stock split of Common Stock, combination or exchange of Common Stock, or similar event relating to the Common Stock occurring after the grant of an Award which results in a change in the shares of Common Stock as a whole. The Board, in the event of any of the foregoing, will make equitable adjustments in the terms of any awards and the aggregate number of shares reserved for issuance under the 2000 Plan. If any Award granted under the 2000 Plan is forfeited or terminated prior to exercise, the shares of Common

Stock that were available pursuant to such Award shall again be available for distribution in connection with Awards subsequently granted under the 2000 Plan. Notwithstanding any other provision of the 2000 Plan, the Committee will not grant to any one Holder in any one calendar year awards for more than 1,000,000 shares of Common Stock in the aggregate.

     Eligibility

     Subject to the provisions of the 2000 Plan, Awards may be granted to key employees, officers, directors and consultants who are deemed to have rendered or to be able to render significant services to the Company and who are deemed to have contributed or to have the potential to contribute to the success of the Company. Incentive Stock Options, as hereinafter defined, may be awarded only to persons who, at the time of grant of such awards, are employees of the Company.

     Types of Awards

     Options. The 2000 Plan provides both for "Incentive" stock options ("Incentive Stock Options") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and for options not qualifying as Incentive Options ("Non-Qualified Stock Options"), both of which may be granted with any other stock-based award under the 2000 Plan. The Committee determines the exercise price per share of Common Stock purchasable under an Incentive or Non-Qualified Stock Option (collectively, "Stock Options"). The exercise price of Stock Options may not be less than 100% of the fair market value on the day of the grant (or, in the case of an Incentive Stock Option granted to a person possessing more than 10% of the total combined voting power of all classes of stock of the Company, not less than 110% of such fair market value). In the case of an Incentive Stock Option, the aggregate fair market value (on the date of grant of the Stock Option) with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year shall not exceed $100,000. An Incentive Stock Option may only be granted within a ten-year period from the date the 2000 Plan is adopted and approved and may only be exercised within ten years from the date of the grant (or within five years in the case of an Incentive Stock Option granted to a person who, at the time of the grant, owns Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company).

     Stock Options granted under the 2000 Plan may not be transferred other than by will or by the laws of descent and distribution, by gift to a family member of the Holder, by domestic relations order, or by transfer to an entity in which more than fifty percent of the voting interests are owned by family members of the Holder or the Holder, in exchange for an interest in that entity.

     Generally, if the Holder is an employee, no Stock Options, or any portion thereof, granted under the 2000 Plan may be exercised by the Holder unless he or she is employed by the Company or a subsidiary at the time of the exercise and has been so employed continuously from the time the Stock Options were granted. However, in the event the Holder's employment with the Company is terminated due to disability, the Holder may still exercise his or her vested Stock Options for a period of one year (or such other greater or lesser period as the Committee may specify at the time of grant) from the date of such termination or until the expiration of the stated term of the Stock Option, whichever period is shorter. Similarly, should a Holder die while in the employment of the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent Holder's vested Stock Options for a period of one year from the date of his or her death (or such other greater or lesser period as the Committee specifies at the time of grant) or until the expiration of the stated term of the Stock Option, whichever period is shorter. If the Holder's employment is terminated for any reason other than death or disability, the Stock Option shall automatically terminate, except that if the Holder's employment is terminated by the Company without cause or due to normal retirement (upon attaining the age of 65), then the portion of any Stock Option that has vested on the date of termination may be exercised for the lesser of three months after termination or the balance of the Stock Option's term.

     Stock Appreciation Rights. The Committee may grant Stock Appreciation Rights ("SARs" or singularly "SAR") to Participants who have been, or are being, granted Stock Options under the 2000 Plan as a means of allowing such Participants to exercise their Stock Options without the need to pay the exercise price in cash. In conjunction with Non-Qualified Stock Options, SARs may be granted either at or after the time of the grant of such Non-Qualified Stock Options. In conjunction with Incentive Stock Options, SARs may be granted only at the time of the grant of such Incentive Stock Options. An SAR entitles the Holder to receive a number of shares of Common Stock having a fair market value equal to the excess fair market value of one share of Common Stock over the exercise price of the related Stock Option, multiplied by the number of shares subject to the SAR. The granting of a SAR will not affect the number of shares of Common Stock available for awards under the 2000 Plan. The number of shares available for awards under the 2000 Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which the SAR relates.

     Restricted Stock. The Committee may award shares of restricted stock ("Restricted Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the persons to whom grants of Restricted Stock are made, the number of shares to be awarded, the price (if any) to be paid for the Restricted Stock by the person receiving such stock from the Company, the time or times within which awards of Restricted Stock may be subject to forfeiture (the "Restriction Period"), the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the Restricted Stock awards.

     Restricted Stock awarded under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Restriction Period. Other than regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute, the Company will retain custody of all distributions ("Retained Distributions") made or declared with respect to the Restricted Stock during the Restriction Period. A breach of any restriction regarding the Restricted Stock will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto. Except for the foregoing restrictions, the Holder shall, even during the Restriction Period, have all of the rights of a shareholder, including the right to receive and retain all regular cash dividends and other cash equivalent distributions as the Committee may designate, pay or distribute on such Restricted Stock and the right to vote such shares.

     In order to enforce the foregoing restrictions, the 2000 Plan requires that all shares of Restricted Stock awarded to the Holder remain in the physical custody of the Company until the restrictions on such shares have terminated and all vesting requirements with respect to the Restricted Stock have been fulfilled.

     Deferred Stock. The Committee may award shares of deferred stock ("Deferred Stock") either alone or in addition to other Awards granted under the 2000 Plan. The Committee determines the eligible persons to whom, and the time or times at which, Deferred Stock will be awarded, the number of shares of Deferred Stock to be awarded to any person, the duration of the period (the "Deferral Period") during which, and the conditions under which, receipt of the stock will be deferred, and all the other terms and conditions of such Deferred Stock Awards.

     Deferred Stock awards granted under the 2000 Plan may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of other than to the Company during the applicable Deferral Period. The Holder shall not have any rights of a shareholder until the expiration of the applicable Deferral Period and the issuance and delivery of the certificates representing such Common Stock. The Holder may request to defer the receipt of a Deferred Stock award for an additional specified period or until a specified event. Such request must generally be made at least one year prior to the expiration of the Deferral Period for such Deferred Stock award.

     Stock Reload Options. The Committee may grant Stock Reload Options to a Holder who tenders shares of Common Stock to pay the exercise price of a Stock Option ("Underlying Option") or arranges to have a portion of the shares otherwise issuable upon exercise withheld to pay the applicable withholding taxes. A Stock Reload Option permits a Holder to receive back from the Company a new Stock Option (at the current market price) for the same number of shares delivered to exercise the Option. The Committee determines the terms, conditions, restrictions and limitations of the Stock Reload Options. The exercise price of Stock Reload Options shall be the fair market value as of the date of exercise of the Underlying Option. Unless the Committee determines otherwise, a Stock Reload Option may be exercised commencing one year after it is granted and expires on the expiration date of the Underlying Option.

     Other Stock-Based Awards. The Committee may grant Other Stock-Based Awards, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the 2000 Plan, including purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified subsidiaries. Subject to the terms of the 2000 Plan, the Committee has complete discretion to determine the terms and conditions applicable to Other Stock-Based Awards. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under the 2000 Plan or any other plan of the Company.

     Competition with the Company; Disclosure of Confidential Information

     If a Holder's employment with the Company or a subsidiary is terminated for any reason whatsoever, and within 18 months after the date thereof such Holder either (i) accepts employment with any competitor of, or otherwise engages in competition with, the Company or (ii) discloses to anyone outside the Company or uses any confidential information or material of the Company in violation of the Company's policies or any agreement between the Holder and the Company, the Committee, in its sole discretion, may require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder's employment with the Company is terminated.

     Withholding Taxes

     Upon the exercise of any Award granted under the 2000 Plan, the Holder may be required to remit to the Company an amount sufficient to satisfy all federal, state and local withholding tax requirements prior to delivery of any certificate or certificates for shares of Common Stock. Subject to certain stringent limitations under the 2000 Plan and at the discretion of the Company, the Holder may satisfy these requirements by electing to have the Company withhold a portion of the shares to be received upon the exercise of the Award having a value equal to the amount of the withholding tax due under applicable federal, state and local laws.

     Agreements

     Stock Options, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Awards and SARs granted under the 2000 Plan will be evidenced by agreements consistent with the 2000 Plan in such form as the Committee may prescribe. Neither the 2000 Plan nor agreements thereunder confer any right to continued employment upon any Holder of a Stock Option, Restricted Stock, Deferred Stock, Stock Reload Options, Other Stock-Based Award or SAR.

     Term and Amendments

     Unless terminated by the Board, the 2000 Plan shall continue to remain effective until such time as no further Awards may be granted and all Awards granted under the 2000 Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten year period following the date the 2000 Plan becomes effective. The Board may at any time, and from time to time, amend the 2000 Plan, provided that no amendment shall be made which would impair the rights of a Holder under any agreement entered into pursuant to the 2000 Plan without the Holder's consent.

     Change in Control

     The 2000 Plan contains certain change in control provisions which could cause Stock Options and other Awards to become immediately exercisable and restrictions and deferral limitations applicable to other awards to lapse in the event any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, including a "group" as defined in Section 13(d), but excluding certain shareholders of the Company, acquires beneficial ownership of more than 35% of the Company's outstanding shares of Common Stock. The Committee may also accelerate the vesting of any Stock Options and other awards granted under the 2000 Plan or require a Holder of any award granted under the 2000 Plan to relinquish such award to the Company upon tender by the Company of cash in an amount equal to the repurchase value of such award in the event of an acquisition of substantially all of the Company's assets or at least 65% of the combined voting power of the Company's then outstanding securities in one or more transactions.

Federal Income Tax Consequences

     The following discussion of the federal income tax consequences of participation in the 2000 Plan is only a summary of the general rules applicable to the grant and exercise of Stock Options and other Awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the 2000 Plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

     Incentive Stock Options

     The Holder will recognize no taxable income upon the grant or exercise of an Incentive Stock Option. The Company will not qualify for any deduction in connection with the grant or exercise of Incentive Stock Options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to the Holder, the Holder will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss (as the case may be) if the shares are capital assets. The excess, if any, of the fair market value of the shares on the date of exercise of an Incentive Stock Option over the exercise price will be treated as an item of adjustment for a Holder's taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the Holder.

     If Common Stock acquired upon the exercise of an Incentive Stock Option is disposed of prior to the expiration of the holding periods described above, (i) the Holder will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the lesser of the fair market value of the shares on the date of exercise or the amount realized on the disposition of the shares, over the exercise price paid for such shares and (ii) the Company will qualify for a deduction equal to any such amount recognized, subject to the limitation that the compensation be reasonable. In the case of a disposition of shares earlier than two years from the date of the grant or in the same taxable year as the exercise, where the amount realized on the disposition is less than the fair market value of the shares on the date of exercise, there will be no adjustment since the amount treated as an item of adjustment, for alternative minimum tax purposes, is limited to the excess of the amount realized on such disposition over the exercise price, which is the same amount included in regular taxable income.

     Non-Qualified Stock Options

     With respect to Non-Qualified Stock Options (i) upon grant of the Stock Option, the Holder will recognize no income, (ii) upon exercise of the Stock Option (if the shares of Common Stock are not subject to a substantial risk of forfeiture), the Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable and (iii) the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the Holder. On a disposition of the shares, the Holder will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. Such gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the Holder held the shares.

     If the shares acquired upon exercise of a Non-Qualified Stock Option are subject to a substantial risk of forfeiture, the Holder will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless such Holder timely files under Code Section 83(b) to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at such time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount (if any) paid for the shares.

     Stock Appreciation Rights

     Upon the grant of a SAR, the Holder recognizes no taxable income and the Company receives no deduction. The Holder recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of Common Stock payable upon such exercise.

     Restricted Stock

     A Holder who receives Restricted Stock will recognize no income on the grant of the Restricted Stock and the Company will not qualify for any deduction. At the time the Restricted Stock is no longer subject to a substantial risk of forfeiture, a Holder will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the Restricted Stock at the time the restriction lapses over the consideration paid for the Restricted Stock. A Holder's shares are treated as being subject to a substantial risk of forfeiture so long as his or her sale of the shares at a profit could subject him or her to a suit under Section 16 (b) of the Exchange Act. The holding period to determine whether the Holder has long-term or short-term capital gain or loss begins when the Restriction Period expires, and the tax basis for the shares will generally be the fair market value of the shares on such date.

     A Holder may elect, under Section 83(b) of the Code, within 30 days of the transfer of the Restricted Stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of such transfer of the shares of Restricted Stock (determined without regard to the restrictions) over the consideration paid for the Restricted Stock. If a Holder makes such election and thereafter forfeits the shares, no ordinary loss deduction will be allowed. Such forfeiture will be treated as a sale or exchange upon which there is realized loss equal to the excess, if any, of the consideration paid for the shares over the amount realized on such forfeiture. Such loss will be a capital loss if the shares are capital assets. If a Holder makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares (determined without regard to the restrictions) on the date of transfer.

     On a disposition of the shares, a Holder will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

     Whether or not the Holder makes an election under Section 83(b), the Company generally will qualify for a deduction (subject to the reasonableness of compensation limitation) equal to the amount that is taxable as ordinary income to the Holder, in its taxable year in which such income is included in the Holder's gross income. The income recognized by the Holder will be subject to applicable withholding tax requirements.

     Dividends paid on Restricted Stock which is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the Holder and will be deductible by the Company subject to the reasonableness limitation. If, however, the Holder makes a
Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the Holder, but will not be deductible by the Company.

     Deferred Stock

     A Holder who receives an award of Deferred Stock will recognize no income on the grant of such award. However, he or she will recognize ordinary compensation income on the transfer of the Deferred Stock (or the later lapse of a substantial risk of forfeiture to which the Deferred Stock is subject, if the Holder does not make a Section 83(b) election), in accordance with the same rules as discussed above under the caption "Restricted Stock."

     Other Stock-Based Awards

     The federal income tax treatment of Other Stock-Based Awards will depend on the nature of any such award and the restrictions applicable to such award.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE 2000 PLAN

                             INDEPENDENT ACCOUNTANTS

     The Company currently has selected PricewaterhouseCoopers LLP as its independent accountants for the year ending December 31, 2000. A representative of PricewaterhouseCoopers LLP is expected to be present at the meeting with an opportunity to make a statement if he desires to do so and is expected to be available to respond to appropriate questions.

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                             SOLICITATION OF PROXIES

     The cost of proxy solicitations will be borne by the Company. In addition to solicitations of proxies by use of the mails, some officers or employees of the Company, without additional remuneration, may solicit proxies personally or by telephone. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

                              SHAREHOLDER PROPOSALS

Shareholder Proposals and Nominations

     Proposals of shareholders intended to be presented at the annual meeting to be held in 2001 must be received at the Company's offices by February 7, 2001for inclusion in the proxy materials relating to that meeting.

     The Company has provisions in its by-laws intended to promote the efficient functioning of its shareholder meetings. Some of the provisions describe the Company's right to determine the time, place and conduct of shareholder meetings and to require advance notice by mail or delivery to the Company of shareholder proposals or director nominations for shareholder meetings.

     Under the by-laws, shareholders must provide the Company with at least 120 days notice of business the shareholder proposes for consideration at the meeting and persons the shareholder intends to nominate for election as directors at the meeting. This notice must be received for the annual meeting in the year 2001 on February 7, 2001. Shareholder proposals must include the exact language of the proposal, a brief description of the matter and the reasons for the proposal, the name and address of the shareholder making the proposal and disclosure of that shareholder's number of shares of Common Stock owned, length of ownership of the shares, representation that the shareholder will continue to own the shares through the shareholder meeting, intention to appear in person or proxy at the shareholder meeting and material interest, if any, in the matter being proposed. Shareholder nominations for persons to be elected as directors must include the name and address of the shareholder making the nomination, a representation that the shareholder owns shares of Common Stock entitled to vote at the shareholder meeting, a description of all arrangements between the shareholder and each nominee and any other persons relating to the nomination, the information about the nominees required by the Exchange Act of 1934 and a consent to nomination of the person nominated.

     Shareholder proposals or nominations should be addressed to Stacy Wilf, Secretary, ParkerVision, Inc., 8493 Baymeadows Way, Jacksonville, Florida 32256.

Discretionary Voting of Proxies on Other Matters

     The Company does not now intend to bring before the Annual Meeting any matters other than those specified in the notice of the Annual Meeting, and it does not know of any business which persons other than the Board of Directors intend to present at the Annual Meeting. Should any business requiring a vote of the shareholders, which is not specified in the notice, properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote the shares represented by them in accordance with their best judgment.

                                        By Order of the Board of Directors

                                        Stacie Wilf
                                        Secretary

Jacksonville, Florida
June 7, 2000

                                Preliminary Copy

                           PARKERVISION, INC. - PROXY
                       Solicited By The Board Of Directors
                 for Annual Meeting To Be Held on July 13, 2000,

          The undersigned Shareholder(s) of ParkerVision, Inc., a Florida corporation ("Company"), hereby appoints Jeffrey L. Parker and Stacie Wilf, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the
  P shares standing in the name of the undersigned at the Annual Meeting of Shareholders of the Company to be held on July 13, 2000 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

  R  1. Election of the following Directors:

     FOR all nominees listed below except          WITHHOLD AUTHORITY to vote
  O  as marked to the contrary below      |_|      for all nominees listed
                                                      below                |_|

       Jeffrey L. Parker, Richard L. Sisisky, David F. Sorrells, Stacie Wilf,
  X William A. Hightower, Amy L. Newmark, Todd Parker, William L. Sammons, Robert G. Sterne, Arthur G. Yeager

  Y    INSTRUCTIONS:  To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

              -----------------------------------------------------



     2. Approve the Amendment to the Certificate of Incorporation to increase the number of authorized shares of capital stock of the Company.

      FOR  |_|                   AGAINST |_|                 ABSTAIN |_|

     3.   Approve the Company's 2000 Performance Equity Plan.

      FOR  |_|                   AGAINST |_|                 ABSTAIN |_|

     4. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

         |_|  I plan on attending the Annual Meeting.

                                         Date:    ________________________, 2000



                                         --------------------------------------
                                         Signature

                                         --------------------------------------
                                         Signature if held jointly

                                         Please sign exactly as name appears
                                         above. When shares are held by joint
                                         tenants, both should sign. When signing
                                         as attorney, executor, administrator,
                                         trustee or guardian, please give full
                                         title as such. If a corporation, please
                                         sign in full corporate name by
                                         President or other authorized officer.
                                         If a partnership, please sign in
                                         partnership name by authorized person.